Tidal ETF Trust POS EX

Exhibit 99(h)(xviii)(1)

AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT

FOR THE PURPOSE OF ADDING ADDITIONAL

ACQUIRING FUND(S) AND ACQUIRED FUND(S)

October 4, 2022

Tidal ETF Trust

898 N. Broadway, Suite 2

Massapequa, NY 11758

RE: Addition of Acquiring and Acquired Fund(s) to Fund of Funds Investment Agreement

Dear Sirs and Madams:

This amendment (“Amendment”) will confirm the agreement between PIMCO ETF Trust and PIMCO Equity Series (each an “Acquired Trust” and collectively, the “Acquired Trusts”) and Tidal ETF Trust (the “Acquiring Trust”) as follows. Capitalized terms used herein but not otherwise defined shall have their respective meanings ascribed to them in the Agreement (defined below).

WHEREAS, the Acquiring Trust and Acquired Trusts (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022, as amended (the “Agreement”), each on behalf of its separate series listed on Schedule A and Schedule B, respectively, of the Agreement, severally and not jointly;

WHEREAS, the Parties desire to amend Schedule A and Schedule B of the Agreement to add additional series as Acquiring Fund(s) (“New Acquiring Fund(s)”) and Acquired Fund(s) (“New Acquired Fund(s)”), respectively, pursuant to Section 8 of the Agreement; and

WHEREAS, Section 8 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.	Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

2.	Schedule B that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached to this Amendment.

3.	Consistent with each Party’s Rule compliance obligations as described in the Agreement and to the extent necessary, each Party represents and warrants that its investment adviser has made any evaluations and findings required by the Rule in connection with investment by Acquiring Fund(s), including New Acquiring Fund(s), in the Acquired Fund(s), including New Acquired Fund(s), or will do so prior to the time that the Rule would require such evaluations and findings.

4.	Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

5.	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Tidal ETF Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Eric W. Falkeis

Name:	Eric Falkeis

Title:	President

PIMCO ETF Trust, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:	/s/ Eric Johnson

Name:	Eric Johnson

Title:	President

PIMCO Equity Series, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:	/s/ Eric Johnson

Name:	Eric Johnson

Title:	President

SCHEDULE A - LIST OF ACQUIRING FUNDS

Tidal ETF Trust

●	Acruence Active Hedge U.S. Equity ETF

●	Adasina Social Justice All Cap Global ETF

●	American Customer Satisfaction ETF

●	ATAC Credit Rotation ETF

●	ATAC Equity Leverage Rotation ETF

●	ATAC US Rotation ETF

●	Aztlan Global Stock Selection DM SMID ETF

●	Constrained Capital ESG Orphans Daily Inverse ETF

●	Constrained Capital ESG Orphans ETF

●	Elevate Shares 2X Daily BETZ ETF

●	Elevate Shares 2X Daily BLOK ETF

●	Elevate Shares 2X Daily METV ETF

●	FolioBeyond Rising Rates ETF

●	God Bless America ETF

●	Gotham 1000 Value ETF

●	Gotham Enhanced 500 ETF

●	Home Appreciation U.S. REIT ETF

●	Ionic Inflation Protection ETF

●	Leatherback Long/Short Absolute Return ETF

●	Leatherback Long/Short Alternative Yield ETF

●	Newday Diversity, Equity & Inclusion ETF

●	Newday Ocean Health ETF

●	Newday Sustainable Development Equity ETF

●	Noble Absolute Return ETF

●	Robinson Alternative Yield Pre-Merger SPAC ETF

●	RPAR Risk Parity ETF

●	SoFi Gig Economy ETF

●	SoFi Next 500 ETF

●	SoFi Select 500 ETF

●	SoFi Smart Energy ETF

●	SoFi Social 50 ETF

●	SoFi Web 3 ETF

●	SoFi Weekly Dividend ETF

●	SoFi Weekly Income ETF

●	SonicShares Global Shipping ETF

●	Sound Enhanced Equity Income ETF

●	Sound Enhanced Fixed Income ETF

●	Sound Equity Income ETF

●	Sound Fixed Income ETF

●	Sound Total Return ETF

●	SP Funds Dow Jones Global Sukuk ETF

●	SP Funds S&P 500 Sharia Industry Exclusions ETF

●	SP Funds S&P Global REIT Sharia ETF

●	Subversive Cannabis ETF

●	Unlimited HFND Multi-Strategy Return Tracker ETF

●	UPAR Ultra Risk Parity ETF

●	ZEGA Buy and Hedge ETF

SCHEDULE B - LIST OF ACQUIRED FUNDS

PIMCO ETF Trust

Fixed Income Index Funds

●	PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund

●	PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund

●	PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund

●	PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund

●	PIMCO Broad U.S. TIPS Index Exchange-Traded Fund

●	PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

Actively-Managed Funds

●	PIMCO Active Bond Exchanged-Traded Fund

●	PIMCO Enhanced Short Maturity Active Exchange-Traded Fund

●	PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund

●	PIMCO Enhanced Low Duration Active Exchange-Traded Fund

●	PIMCO Intermediate Municipal Bond Active Exchange-Traded Fund

●	PIMCO Senior Loan Active Exchange-Traded Fund

PIMCO Equity Series

Equity Exchange-Traded Funds

●	PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF

●	PIMCO RAFI Dynamic Multi-Factor International Equity ETF

●	PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF

●	PIMCO RAFI ESG U.S. ETF

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